SCHEDULE I

EXECUTIVE OFFICERS AND DIRECTORS OF
REPORTING PERSONS

The following sets forth the name and present principal occupation of each executive officer and director of Bank of America Corporation.  The business address of each of the executive officers and directors of Bank of America Corporation is Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255.

Name	Position with Bank of America Corporation	Principal Occupation
Brian T. Moynihan	Chairman of the Board, Chief Executive Officer, President and Director	Chairman of the Board, Chief Executive Officer, and President of Bank of America Corporation
Dean C. Athanasia	President, Preferred and Small Business Banking and Co-Head Consumer Banking	President, Preferred and Small Business Banking, Co-Head Consumer Banking of Bank of America Corporation
Catherine P. Bessant	Chief Operations and Technology Officer	Chief Operations and Technology Officer of Bank of America Corporation
Paul M. Donofrio	Chief Financial Officer	Chief Financial Officer of Bank of America Corporation
Geoffrey Greener	Chief Risk Officer	Chief Risk Officer of Bank of America Corporation
Terrence P. Laughlin	Vice Chairman, Global Wealth & Investment Management	Vice Chairman, Global Wealth & Investment Management of Bank of America Corporation
David Leitch	Global General Counsel	Global General Counsel of Bank of America Corporation
Thomas K. Montag	Chief Operating Officer	Chief Operating Officer of Bank of America Corporation
Thong M. Nguyen	President, Retail Banking and Co-Head, Consumer Banking	President, Retail Banking and Co-Head Consumer Banking of Bank of America Corporation
Andrea B. Smith	Chief Administrative Officer	Chief Administrative Officer of Bank of America Corporation
Sharon L. Allen	Director	Former Chairman of Deloitte LLP
Susan S. Bies	Director	Former Member, Board of Governors of the Federal Reserve System
Jack O. Bovender, Jr.	Lead Independent Director	Former Chairman and Chief Executive Officer of HCA Inc.
Frank P. Bramble, Sr.	Director	Former Executive Officer, MBNA Corporation
Pierre de Weck1	Director	Former Chairman and Global Head of Private Wealth Management, Deutsche Bank AG
Arnold W. Donald	Director	President and Chief Executive Officer, Carnival Corporation & plc
Linda P. Hudson	Director	Chairman and CEO of The Cardea Group and Former President and Chief Executive Officer of BAE Systems, Inc.
Monica C. Lozano	Director	Former Chairman, US Hispanic Media Inc.
Thomas J. May	Director	Chairman, Eversource Energy
Lionel L. Nowell, III	Director	Former Senior Vice President and Treasurer, PepsiCo Inc.
Michael D. White	Director	Former Chairman, President and Chief Executive Officer of DIRECTV
Thomas D. Woods2	Director	Former Vice Chairman and SEVP of Canadian Imperial Bank of Commerce
R. David Yost	Director	Former Chief Executive Officer of AmerisourceBergen Corp.

1 Mr. de Weck is a citizen of Switzerland.

2 Mr. Woods is a citizen of Canada.

The following sets forth the name and present principal occupation of each executive officer and director of Bank of America, National Association.  The business address of each of the executive officers and directors of Bank of America, National Association is 100 North Tryon Street, Suite 170, Charlotte, North Carolina 28202.

Name	Position with Bank of America, National Association	Principal Occupation
Brian T. Moynihan	Chief Executive Officer, President and Director	Chairman of the Board, Chief Executive Officer, and President of Bank of America Corporation
Dean C. Athanasia	President, Preferred and Small Business Banking and Co-Head Consumer Banking	President, Preferred and Small Business Banking, Co-Head Consumer Banking of Bank of America Corporation
Catherine P. Bessant	Chief Operations and Technology Officer	Chief Operations and Technology Officer of Bank of America Corporation
Paul M. Donofrio	Chief Financial Officer	Chief Financial Officer of Bank of America Corporation
Geoffrey Greener	Chief Risk Officer	Chief Risk Officer of Bank of America Corporation
Terrence P. Laughlin	Vice Chairman, Global Wealth & Investment Management	Vice Chairman, Global Wealth & Investment Management of Bank of America Corporation
David Leitch	Global General Counsel	Global General Counsel of Bank of America Corporation
Thomas K. Montag	Chief Operating Officer	Chief Operating Officer of Bank of America Corporation
Thong M. Nguyen	President, Retail Banking and Co-Head, Consumer Banking	President, Retail Banking and Co-Head Consumer Banking of Bank of America Corporation
Andrea B. Smith	Chief Administrative Officer	Chief Administrative Officer of Bank of America Corporation
Sharon L. Allen	Director	Former Chairman of Deloitte LLP
Susan S. Bies	Director	Former Member, Board of Governors of the Federal Reserve System
Jack O. Bovender, Jr.	Chairman of the Board	Former Chairman and Chief Executive Officer of HCA Inc.
Frank P. Bramble, Sr.	Director	Former Executive Officer, MBNA Corporation
Pierre de Weck3	Director	Former Chairman and Global Head of Private Wealth Management, Deutsche Bank AG
Arnold W. Donald	Director	President and Chief Executive Officer, Carnival Corporation & plc
Linda P. Hudson	Director	Chairman and CEO of The Cardea Group and Former President and Chief Executive Officer of BAE Systems, Inc.
Monica C. Lozano	Director	Former Chairman, US Hispanic Media Inc.
Thomas J. May	Director	Chairman, Eversource Energy
Lionel L. Nowell, III	Director	Former Senior Vice President and Treasurer, PepsiCo Inc.
Michael D. White	Director	Former Chairman, President and Chief Executive Officer of DIRECTV
Thomas D. Woods4	Director	Former Vice Chairman and SEVP of Canadian Imperial Bank of Commerce
R. David Yost	Director	Former Chief Executive Officer of AmerisourceBergen Corp.

3 Mr. de Weck is a citizen of Switzerland.

4 Mr. Woods is a citizen of Canada.